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                                   Exhibit 10.9

            Reseller agreement between the Company and Enterprise Soft

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                  EnterpriseSoft Software Reseller Agreement


Reseller Name:                      Sideware Systems Inc.
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                           (hereinafter referred to as "Reseller")

Reseller Officer/Representative Name:              John Wedel
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Address: #102 - 930 West 1st Street
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City:  North Vancouver                 State:               BC
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Zip or Postal Code:     V7P 3N4        Country:            Canada
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Phone:        (604) 988-0440           Fax:           (604) 980-7121
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Email:   jwedel@sideware.com           Web site: www.sideware.com
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This agreement is made as of the date listed below, by and between
EnterpriseSoft, located at 7573 Waterford Drive, Cupertino, CA 95014, (the "Company") and the above named Reseller concerning the Company's grant to Reseller of rights to resell the Company's software products specified in Appendix A, referred to herein as the "Product(s)."

For the good and valuable consideration received by each party from the other, including entry into this Agreement and the covenants hereof, the parties AGREE:

1. GRANT: The Company designates Reseller as a non-exclusive reseller for the Products listed in Appendix A. Based on this agreement, Reseller is authorized to resell Product as detailed in Appendix A.

This grant does not give Reseller any right to make and/or sell variations or derivative works of the Products. Sole ownership of copyrights and other intellectual and proprietary rights to the Products shall remain in the Company.

2. BEST EFFORTS: Reseller accepts the grant, in the limited scope provided herein, and agrees to use its best efforts to communicate the features, benefits, pricing, and availability of the Products to potential customers in reseller's ordinary course of business. Reseller agrees not to engage in activity that reflects poorly on the Company or Product.

3.  PRICE:

3.1 Product Pricing: Pricing for Products are listed in Appendix A. Reseller agrees to not resell Products for below price listed in Appendix A. Reseller agrees to obtain written authorization

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from Company if it wishes to quote a price that is below the ones listed in
Appendix A. Pricing decisions made at the sole discretion of the Company, however, the Reseller will be given a 15-day advanced notice of prices and any price changes.

3.2  Services Pricing:

4.  COMMISSION & PAYMENTS:

4.1 Product Pricing: Reseller may either sell Product licenses to its customers directly or refer them to Company for sale. If the first method is used, Reseller shall pay the Company, within 30 days of sale, a supplier a license fee in respect of each copy of the Product sold. The amount payable to Company will be based on the Schedule of Payments which is attached to this agreement as Appendix B. If the second method is used, Company shall pay the Reseller a sales commission based on the schedule of payments as described in Appendix B.

The payment obligations stated in this Section 3 are exclusive of any federal, state, municipal or other governmental taxes, duties, excise taxes or tariffs now or hereafter imposed on the sale of the Products.

4.2  Services Pricing:

5. REGISTERING END-USERS: Reseller agrees to provide Company with contact details for all users to when the Products are licensed. Contact details will include user's name, user's company name, email address, phone number, fax number and mailing address.

Reseller agrees to ensure that each licensed end-user of the Product is provided with the EnterpriseSoft End-User License Agreement and the end-user agrees to accept and abide by the agreement.

6. COPYRIGHTS, TRADEMARKS AND OTHER INTELLECTUAL PROPERTY: Reseller accepts that the copyrights, trademarks and all other Intellectual Property of the Company and its products are owned by the Company and agrees to not engage in any activity that jeopardizes such rights. Reseller may use approved copyrights or trademarked material provided by the Company in connection with the advertising of the Products. Nothing herein shall grant reseller any right, title or interest in the Company's copyrights, trademarks or other Intellectual Property.

7.  WARRANTY & LIABILITY

7.1 PRODUCT WARRANTY: Company warrants to Distributor that the Products purchased hereunder shall be free from defects in materials and workmanship and shall conform in all material respect to the Product Documentation for a period of thirty (30) days from the date of delivery thereof, provided the Product in question has been stored and used in accordance with ordinary industry practices and condition. COMPANY DOES NOT WARRANT THAT THE OPERATION OF THE PRODUCTS WIL BE UNINTERRUPTED OR ERROR FREE.

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7.2 REMEDIES: In the event that Product does not comply with the product warranty set out in Section 7.1 and such non-conforming Product is returned to Company within the warranty period by Reseller freight prepaid, Company will replace such non-conforming Product at not additional charge to Reseller; the replaced Product will be returned to Reseller, freight prepaid.

7.3 DISCLAIMER OF WARRANTIES: The foregoing express warranties are limited to Company and are not transferable and are in lieu of any other warranty by Supplier with respect to Products furnished hereunder. COMPANY GRANTS NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.4 LIMITATION OF LIABILITY: COMPANY SHALL IN NO EVENT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THE SALE OR USE OF ITS PRODUCTS, WHETER OR NOT COMPANY HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. IF COMPANY BREACHES ANY PROVISION OF THIS AGREEMENT, COMPANY'S SOLE AND EXCLUSIVE MAXIMUM LIABILITY, WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE, SHALL NOT IN ANY EVENT EXCEED THE AMOUNT PAID BY OR ON BEHALF OF RESELLER TO THE COMPANY FOR THE CURRENT PAYMENT TERM. The foregoing limitation of liability will not apply to the payment of costs and damage awards referred to the following section 8, Indemnification.

7.5 SELECTION: Reseller assumes full responsibility for its selection of the Product specified herein and any other equipment, programs or services used with the Product, their use, and results obtained therefrom.

8. INDEMNIFICATION: Company shall indemnify, hold harmless and defend Reseller against any action brought against Reseller to the extent that such action is based on a claim that any unmodified Product, when used in accordance with this Agreement, infringes a United States copyright and Company shall pay all costs, settlements and damages finally awarded; provided, that Reseller promptly notifies Company in writing of any claim, gives Supplier sole control of the defense and settlement thereof and provides all reasonable assistance in connection therewith. If Product is finally adjudged to so infringe, or in Company's opinion is likely to become the subject of such a claim, Supplier shall, at its option, either: (i) procure for Reseller the right to continue using and reselling the Product
(ii) modify or replace the Product to make it non-infringing, or (iii) refund the price paid upon return of the Product. Company shall have no liability regarding any claim arising out of: (w) use of other than a current, unaltered release of the Product unless the infringing portion is also in the then current, unaltered release, (x) use of the Product in combination with non-Company products, date or equipment if the infringement was caused by such use or combination, (y) any modification or derivation of the products not specifically authorized in writing by Company or (z) use of third party products. THE FOREGOING STATES THE ENTIRE LIABILITY OF COMPANY AND THE EXCLUSIVE REMEDY FOR RESELLER RELATING TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY COPYRIGHT OR OTHER PROPRIETARY RIGHT BY THE PRODUCTS.

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9. CONFIDENTIAL INFORMATION: Reseller and Company acknowledge that in the course of dealings between the parties, each party will acquire information about the other party, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature. Each party shall hold such information in strict confidence and shall not reveal the same except for any information generally available to or known to the public, known prior to the negotiations leading to this Agreement, independently developed outside the scope of this Agreement or lawfully disclosed by or to a third party or tribunal. The confidential information of each party shall be safeguarded by the other to the same extent that it safeguards its own confidential methods or date relating to its own business. All such Confidential Information will be held in confidence for as long as this agreement is in effect and for a period of 3 years thereafter.

10. EXPIRATION & TERMINATION: This agreement shall be considered to continue for a period of 1 year or until such time that either party terminates the agreement for any reason. Upon expiration of this agreement, it shall be automatically terminated unless renewed. Either party may terminate the agreement for any reason by giving 30 days notice to the other party. Notice may be delivered via mail, phone, email or fax to the designated officers for either party. Termination or expiration of this Agreement shall not relieve Reseller of its then accrued payment obligation under this Agreement. Termination or relieve Reseller of any post termination clauses of this agreement.

11. RELATIONSHIP OF PARTIES: The parties hereto are independent contractors and neither party is an employee, agent, partner or joint venture of the other. Neither party shall have the right to bind the other to any agreement with a third party or to incur any obligation or liability on behalf of the other party.

12.  MISCELLANEOUS.

12.1 SUCCESSORS AND ASSIGNS: The rights and obligations of either party shall not be transferable without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. All obligations of the parties herein shall be binding upon their respective successors or assigns.

12.2 CHOICE OF LAWS: This Agreement shall be governed by, and its terms shall be construed in accordance with, the laws of the State of California, country of the United State of America. No choice of law is permitted under this agreement.

12.3 WAIVER: No waiver or breach of any term or condition of this Agreement shall operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce any provisions hereunder operate as a waiver of such provision or any other provisions hereunder.

12.4 SEVERABILITY: In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, except in those instances where removal or elimination of such invalid, illegal, or unenforceable provision or provisions would result in a failure of consideration under this Agreement, such invalidity,

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illegality or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

12.5 NOTICES: All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, one day after delivery to a nationally recognized overnight delivery service, charges prepaid, three days after being sent by registered or certified mail, postage prepaid, to the parties at their respective addresses set forth above and:
If to Reseller, with a copy shall be sent to the officer listed at the top of this agreement.
If to Company, with a copy to:
Attn: Sandeep G. Jain
Address: 7573 Waterford Drive, Cupertino, CA 95014
Phone:510-742-6700
Facsimile: 510-742-6800
or to such other address as any party shall have specified by notice to the other in accordance with this Section. Purchase orders, forecasts and other routine business forms (and any notices not sent in accordance with the foregoing) shall be effective only upon receipt.

12.6 HEADINGS: Headings used in this Agreement are for the purpose of reference only and are not to be considered in construction or interpretation of this Agreement.

12.7 COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

12.8 TERMS CONFIDENTIAL: Reseller and Company shall hold in confidence the terms of compensation set forth herein, and neither party hereto shall disclose such terms to any other person or entity without prior consent of the other.

12.9 FREEDOM OF ACTION: This Agreement shall not be construed to limit Reseller right to obtain services or software programs from other sources. This Agreement shall not be construed to limit Company right to sell licenses in the Product to clients or potential clients of Company or to establish new resellers.
This Agreement alone establishes the rights, duties, and obligations of Reseller and Company with respect to the subject matter hereof. Reseller shall have no right or interest whatsoever in Product of Company other than the rights and licenses in the Product granted herein.

12.10 COST AND EXPENSES: Unless otherwise provided in this Agreement or separate agreement, each party shall beat its own cost and expenses relating to activities under this Agreement.

12.11 COMPLIANCE WITH LAW: Each party hereto agrees that it shall comply with all applicable laws and regulations of government bodies or agencies in its performance of its obligation under this Agreement.

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12.12 FORCE MAJEURE: Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of service resulting directly or indirectly from acts of God, or any causes beyond the reasonable control of such party.

12.13 ENTIRE AGREEMENT; AMENDMENT: This Agreement, including Exhibit A and Exhibit B, contain the entire Agreement between the parties relating to the subject matter hereof. All prior agreements and all prior negotiations, representations and communications relating to the same subject matter are superseded by this Agreement. This Agreement may not be modified other than by a written document signed by an authorized representative of each party.

IN WITNESS WHEROF, the parties have executed this Agreement, under signature, by their duly authorized representatives as of the date set forth above.

EnterpriseSoft                           Reseller:    Sideware Systems Inc.
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By:               "signed"               By:          "signed"
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Title:                                   Title:       CEO, Director
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Date:                                    Date:        "August 2, 1999"
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